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                                                                  EXHIBIT 10.30


                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

         This Settlement Agreement and Mutual Release ("Agreement") is made by and between Critical Path, Inc. (the "Company"), and Mark J. Rubash ("Employee").

         WHEREAS, Employee was employed by the Company;

         WHEREAS, the Company and Employee have entered into a Proprietary Information and Inventions Agreement (the "Confidentiality Agreement");

         WHEREAS, the Company and Employee have mutually agreed to terminate the employment relationship and to release each other from any claims arising from or related to the employment relationship;

         NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as "the Parties") hereby agree as follows:

         1. Resignation. Employee resigned from his position as the Company's Executive Vice President and Chief Financial Officer effective December 7, 2000.


         2. Consideration. The Company agrees to pay Employee a single, lump-sum bonus payment of Two-Hundred and Fifty Thousand Dollars ($250,000.00) in cash, less the principal and interest amount due from Employee to the Company under an outstanding Note; such principal and interest totals One Hundred Five Thousand Two-Hundred Thirty-Five Dollars and Seven Cents ($105,235.07). Therefore, the net cash bonus payable to Employee is One Hundred Forty-Four Thousand Seven Hundred and Sixty-Four Dollars and Ninety-Three Cents ($144,764.93), as shown on in the attached exhibit less applicable federal and state withholding.

         The net cash bonus payable, less applicable federal and state withholding, will be remitted to and received by Employee no later than January 5, 2001. The Company has the option to either remit the applicable amount through a direct deposit to Employee's bank account or by manual payment advice delivered by Federal Express to Employee's home address.


         3. Vesting of Stock. The Parties agree that for purposes of determining the number of shares of the Company's common stock which Employee is entitled to purchase from the Company, Employee will be entitled to continue vesting of stock until December 7, 2000. The exercise of any stock options shall continue to be subject to the terms and conditions of the Company's Stock Option Plan and the applicable Stock Option Agreement between Employee and the Company.


         4. Benefits. Employee shall be covered by the Company's health insurance until December 31, 2000. After that date Employee shall have the right to convert his health and any other insurance benefits to individual coverage pursuant to COBRA. Should Employee so elect, the Company shall reimburse Employee for 1 months health care coverage.

         5. Confidential Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the


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terms and conditions of the Confidentiality Agreement between Employee and the
Company. Employee shall return all the Company property and confidential and proprietary information in his possession to the Company on or before the Effective Date of this Agreement.


         6. Payment of Salary. Employee acknowledges and represents that the Company has paid all salary, wages, accrued vacation, commissions and any and all other benefits due to Employee.

         7. Reimbursement of Expenses. The Company acknowledges and represents that the Employee is due $1,470.26 for valid business expenses incurred on the Company's behalf during the course of employment through December 7, 2000. Company acknowledges and represents that reimbursement for such expenses will be made to Employee on or before December 31, 2000.

         8. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company. Employee and the Company, on behalf of themselves, and their respective heirs, family members, executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, hereby fully and forever release each other and their respective heirs, family members, executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation,

            (a) any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;

            (b) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

            (c) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; defamation; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

            (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the California Fair Employment and Housing Act, and Labor Code
section 201, et seq.;



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            (e) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

            (f) any and all claims for attorneys' fees and costs.

         The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

         9. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least twenty-one (21) days within which to consider this Agreement; (c) he has at least seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired.

         10. Civil Code Section 1542. The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. Employee and the Company acknowledge that they have been advised by legal counsel and/or are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         Employee and the Company, being aware of said code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

         11. No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

         12. Application for Employment. Employee understands and agrees that, as a condition of this Agreement, he shall not be entitled to any employment with the Company, its subsidiaries, or any successor, and he hereby waives any right, or alleged right, of employment or re-employment with the Company.


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         13. Confidentiality. The Parties hereto each agree to use their best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Settlement Information"). Each Party hereto agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and each agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. The Parties hereto agree to take every precaution to disclose Settlement Information only to those employees, officers, directors, attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information.

         14. No Cooperation. Employee agrees he will not act in any manner that might damage the business of the Company. Employee agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so.

         15. Non-Disparagement. Each party agrees to refrain from any defamation, libel or slander of the other, or tortious interference with the contracts and relationships of the other.

         16. Indemnification. The Company will provide Employee indemnification pursuant to the indemnification agreement between the Company and Employee.

         17. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payment of any sums to Employee under the terms of this Agreement. Employee agrees and understands that he is responsible for payment, if any, of local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of Employee's failure to pay federal or state taxes or damages sustained by the Company by reason of any such claims, including reasonable attorneys' fees.

         18. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of any current or potential claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any current or potential claims heretofore made or (b) an acknowledgement or admission by either party of any fault or liability whatsoever to the other party or to any third party.

         19. Costs. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement.


         20. Arbitration. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in San Francisco County before the American Arbitration Association under its California


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Employment Dispute Resolution Rules, or by a judge to be mutually agreed upon.
The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorney's fees and costs.

         21. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.


         22. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

         23. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

         24. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning Employee's separation from the Company, and supersedes and replaces any and all prior agreements and understandings concerning Employee's relationship with the Company and his compensation by the Company.

         25. No Oral Modification. This Agreement may only be amended in writing signed by Employee and the President of the Company.

         26. Governing Law. This Agreement shall be governed by the laws of the State of California.

         27. Effective Date. This Agreement is effective seven days after it has been signed by both Parties.

         28. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

         29. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

            (a) They have read this Agreement;



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            (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

            (c) They understand the terms and consequences of this Agreement and of the releases it contains;

            (d) They are fully aware of the legal and binding effect of this Agreement.




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         IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement and Mutual Release on the respective dates set forth below.



                                      Critical Path, Inc.



Dated:          , 2000               By: /s/ David A. Thatcher
       ---------                         ---------------------------------------
                                             David A. Thatcher
                                             President



                                     MARK J. RUBASH, an individual



Dated: December 19, 2000               By: /s/ Mark J. Rubash
       ------------                      ---------------------------------------
                                             Mark J. Rubash



APPROVED AS TO FORM:

                                     WILSON SONSINI GOODRICH & ROSATI, P.C.



Dated:           , 2000              By: /s/ MARK L. REINSTRA
      ----------                         ---------------------------------------
                                             Mark L. Reinstra, Esq.
                                             Attorneys for the Company